Exhibit 99.1

FOR IMMEDIATE RELEASE

June 20, 2013

Contact:

Cloud Peak Energy Inc.

Karla Kimrey

Vice President, Investor Relations

720-566-2932

U.S. BUREAU OF INDIAN AFFAIRS APPROVES OPTION TO LEASE AND EXPLORATION AGREEMENTS BETWEEN CLOUD PEAK ENERGY SUBSIDIARY AND THE CROW TRIBE OF INDIANS

GILLETTE, Wyo.—June 20, 2013— Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers, and the Crow Tribe of Indians today announced that the U.S. Department of Interior, through the Bureau of Indian Affairs (“BIA”) Rocky Mountain Regional Director Ed Parisian, has approved the Option to Lease Agreement and Exploration Agreement signed by the Crow Tribe of Indians and Big Metal Coal Co. LLC, a wholly-owned subsidiary of Cloud Peak Energy Inc.  Cloud Peak Energy paid the Tribe $1.5 million upon BIA approval, as provided in the agreements, and will fund $75,000 in college and vocational scholarships annually beginning with the 2013-2014 academic year.

Cloud Peak Energy and the Crow Tribe signed the agreements on January 24, 2013, and the Tribe submitted them to the BIA for the required approval shortly thereafter.  The terms provide for exclusive options to lease and develop up to an estimated 1.4 billion tons of in-place Northern Powder River Basin coal on the Crow Indian Reservation in southeast Montana, near Cloud Peak Energy’s Spring Creek mine and Youngs Creek Mining Company, LLC and CX Ranch properties.  Cloud Peak Energy has now paid a total of $3.75 million in option payments to the Tribe and will make additional annual payments during the initial five-year option period that could bring total option payments during the initial period to $10 million.  Upon any future exercise and required regulatory approval of a lease or leases, and development of mining, Big Metal Coal Co. LLC will provide preferential hiring, training, and promotion to qualified Indians and will make bonus, production tax and royalty payments to the Tribe.

“We are pleased to receive the Bureau of Indian Affairs’ approvals for our agreements with the Crow Tribe,” said Colin Marshall, Cloud Peak Energy’s President and CEO.  “We have already begun preliminary work in support of exploration, including the opening of a project office at Crow Agency and engagement with Tribal landowners.  I am pleased that the $75,000 in annual scholarships and option payments will bring immediate benefits to members of the Tribe at the start of what will be a long term partnership as we seek to develop the Crow Tribe’s natural resources.”

“I want to thank the Bureau of Indian Affairs and other Interior Department agencies for their thorough review and prompt approval of the agreements with Cloud Peak Energy,” said Darrin Old Coyote, Chairman of the Crow Tribal Executive Branch.  “The Tribe’s large coal resources offer significant potential for good-paying jobs and a diversified source of revenue for essential Tribal Government services.  I look forward to continuing to work with Cloud Peak Energy on this important project, which is a priority for the Crow Tribe’s future.”

“This agreement will yield much needed good-paying Montana and Crow Nation jobs while helping build up a work force of Montanans and tribal members ready to fill those jobs,” said U.S. Senator Max Baucus (D-Mont.). “Responsible energy development is a cornerstone of our state’s economy and one of my top priorities for improving American energy security while creating jobs here at home.”

“Responsibly tapping into our natural resources will bring new economic development and job opportunities to the Crow Tribe,” U.S. Senator Jon Tester (D-Mont.) said.  “Implemented properly, partnerships like this one between Cloud Peak Energy and the Crow Tribe will improve the quality of life for tribal members and benefit the region.”

“I’m pleased that the Bureau of Indian Affairs has approved this job-creating agreement between the Crow Tribe and Cloud Peak Energy,” said U.S. Representative Steve Daines (R-Mont.). “This project holds tremendous potential for creating good-paying Montana jobs, growing our state’s economy and creating new opportunities for the Crow Tribe.  I’m also excited to hear of Cloud Peak Energy’s investment in education and job training on the Crow Reservation, which demonstrates a long-term commitment to the Crow Tribe’s future. This partnership demonstrates how we can work together to responsibly develop our natural resources and promote economic development in our tribal communities and across Montana.”

Additional information on the agreements was provided in a joint press release dated January 24, 2013, which can be found by clicking here or on the Cloud Peak Energy website, under Investor Relations.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play PRB coal company. As one of the safest coal producers in the nation, Cloud Peak Energy specializes in the production of low sulfur, subbituminous coal. The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek mine is located near Decker, Montana. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers. With approximately 1,700 employees, the company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately 4% of the nation’s electricity.

About the Crow Tribe of Indians

The Crow Tribe of Indians (Apsáalooke Nation) is a federally-recognized Indian tribe, whose 13,000 members occupy a 2.2 million acre Reservation in southeastern Montana.  Under the Tribe’s 2001 Constitution, the Tribal Government consists of an Executive Branch, a Legislative Branch, and an independent Judicial Branch.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, (1) our current estimates of the quantity and quality of the Tribal coal, (2) any future exercise of the options and development, production and marketing of the coal, (3) the anticipated timing and ability to obtain additional required regulatory approvals, (4) business development and growth initiatives and strategies; (5) potential synergies of this transaction, (6) the potential development of the Youngs Creek Mine and (7) other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risks that (i) additional required regulatory approvals and permits are not obtained in a timely manner or at all, (ii)  economic tons are substantially less than the currently estimated in-place tons, (iii) sufficient additional West Coast terminal capacity is not developed at all or in a timely manner or is not available to us on commercially reasonable terms, (iv) Asian export demand and domestic demand for PRB coal weakens, (v) future development and operating costs significantly exceed our expectations, or (vi) anticipated synergies of the transaction are not achieved.  For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Cloud Peak Energy Resources LLC

Cloud Peak Energy Inc.
Karla Kimrey, 720-566-2932
Vice President, Investor Relations

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